As filed with the Securities and Exchange Commission on March 1, 2016 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cvent, Inc.
(Exact name of Registrant as specified in its charter)

Delaware			54-1954458
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)
Cvent, Inc. 1765 Greensboro Station Place 7th Floor Tysons Corner, VA 22102
(Address of principal executive offices, including zip code)

2013 Equity Incentive Plan
(Full title of the plan)

Rajeev K. Aggarwal Chief Executive Officer Cvent, Inc. 1765 Greensboro Station Place 7th Floor Tysons Corner, VA 22102 (703) 226-3500
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Mark R. Fitzgerald, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 1700 K Street, N.W., Fifth Floor Washington, D.C. 20006 (202) 973-8800	Lawrence J. Samuelson, Esq. Vice President, General Counsel & Corporate Secretary Cvent, Inc. 1765 Greensboro Station Place 7th Floor Tysons Corner, VA 22102 (703) 226-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐		Accelerated filer		☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company		☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2013 Equity Incentive Plan	2,100,151(1)	$18.83(2)	$39,545,843.33	$3,982.27

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2013 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $18.83 per share, which represents the average of the high and low price of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 26, 2016.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
On January 1, 2016, pursuant to the Automatic Share Reserve Increase provision of Section 3(b) of the Registrant’s 2013 Equity Incentive Plan (the “Plan”), the number of shares of Common Stock available for issuance thereunder was automatically increased according to the terms of the Plan. This Registration Statement registers those additional shares of Common Stock of Cvent, Inc. (the “Registrant”) to be issued pursuant to the Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2013 (File No. 333-190892), August 8, 2014 (File No. 333-197999) and March 16, 2015 (File No. 333-202786) (the “Prior Registration Statements”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit Number	Exhibit Document
4.1 (1)	Cvent, Inc. 2013 Equity Incentive Plan, and forms of agreements thereunder.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (see signature page).

(1)
Incorporated by reference to Exhibits 10.6, 10.7, 10.8 and 10.14 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-189837), filed with the SEC on July 29, 2013, and Exhibits 10.8, 10.9, and 10.10 filed with the Registrant's Form 10-K (File No. 001-36043), filed March 16, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 1st day of March, 2016.
CVENT, INC.
By:    /s/ Rajeev K. Aggarwal
Rajeev K. Aggarwal
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajeev K. Aggarwal and Cynthia Russo, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Cvent, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Rajeev K. Aggarwal	Chairman of the Board of Directors and Chief Executive Officer	March 1, 2016
Rajeev K. Aggarwal	(Principal Executive Officer)

/s/ Cynthia A. Russo	Executive Vice President and Chief Financial Officer	March 1, 2016
Cynthia A. Russo	(Principal Financial and Accounting Officer)

/s/ Sanju K. Bansal		March 1, 2016
Sanju K. Bansal	Director

/s/ Tony Florence		March 1, 2016
Tony Florence	Director

/s/ Jeffrey Lieberman		March 1, 2016
Jeffrey Lieberman	Director

/s/ Kevin T. Parker		March 1, 2016
Kevin T. Parker	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Cvent, Inc. 2013 Equity Incentive Plan, and forms of agreements thereunder.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

(1)
Incorporated by reference to Exhibits 10.6, 10.7, 10.8 and 10.14 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-189837), filed with the SEC on July 29, 2013, and Exhibits 10.8, 10.9, and 10.10 filed with the Registrant's Form 10-K (File No. 001-36043), filed March 16, 2015.